Exhibit 99.1

PRESS RELEASE
For Immediate Release:	Contact: Mollie Condra, Ph.D. Vice President, Investor Relations & Communications HealthStream, Inc. (615)-301-3237 Mollie.condra@healthstream.com

HealthStream to Consolidate Patient Interview Operations

to Nashville Offices

Streamlined PX Professional Services Remain in Maryland

Nashville, Tenn. (March 1, 2017)—HealthStream, Inc. (NASDAQ: HSTM), a leading provider of workforce, patient experience, and provider solutions for the healthcare industry, today announced plans to move its Patient Experience (PX) phone research operations from its Maryland Patient Interview Center to its state-of-the-art facilities in Tennessee. The Patient Interview Center in Baltimore will close in a tiered process over the next several months as services to HealthStream’s PX clients are seamlessly transitioned to the Company’s facilities in Tennessee. Approximately 40 employees in the Maryland office who comprise the Company’s Patient Experience (PX) Professional Services Group will relocate to a new office in Columbia, Maryland—a neighboring suburb of Baltimore.

According to Robert A. Frist, Jr., Chief Executive Officer, HealthStream, “The trend for how today’s patients want to provide feedback is through email and text messaging and our online surveys are particularly well suited for that. The transition to these surveys, along with the consolidation to a single interview center, helps the Company reduce inefficiencies inherent in maintaining multiple call centers.”

Gregg Loughman, General Manager, HealthStream PX Solutions, commented, “We are continuously working to build the best PX workforce and provide them with the capabilities to help our clients improve the experience of their patients. To meet client demands, we currently have 45 job openings and have offered Patient Experience Interviewers working in the Maryland Patient Interview Center with over three years of tenure an option to continue working at HealthStream in our Highland Ridge office in Nashville.”

The move of HealthStream’s PX Professional Services Group from Laurel, Maryland to Columbia, Maryland will occur in July, 2017. The new address will be 9861 Broken Land Parkway, Columbia, Maryland 21046. The company’s main phone number will remain the same, as well as all email addresses.

HealthStream’s financial guidance for full-year 2017—provided in its “Fourth Quarter & Full Year 2016 Earnings Release,” issued on February 21, 2017, including for the Patient Experience segment, remains as stated in the release.

PRESS RELEASE

About HealthStream

HealthStream (NASDAQ: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by, collectively, over 4.5 million healthcare employees in the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Our research solutions provide valuable insight to healthcare providers to meet HCAHPS requirements, improve the patient experience, engage their workforce, and enhance physician alignment. Based in Nashville, Tennessee, HealthStream has additional offices in Laurel, Maryland; Brentwood, Tennessee; Jericho, New York; Boulder; Colorado; Chicago, Illinois; and San Diego, California. For more information, visit http://www.healthstream.com or call 800-933-9293.

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for the financial performance for 2017, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, as the result of risks referenced in the Company’s Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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